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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                          Reported): December 20, 2000





                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                 333-42510                 41-1955181
----------------------------       -------------             ---------------
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
     of Incorporation)              File Number)            Identification No.)




           8400 Normandale Lake Blvd., Suite 600 Minneapolis, MN 55437
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code (612) 832-7000
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Items 1  through  4,  Item 6 and Item 8 are not  included  because  they are not applicable.

Item 5. Other Events.

Filing of Computational Materials

        In connection with the offering of the GMACM Mortgage Pass-Through Certificates, Series 2000-J6 (the "Certificates"), Bear, Stearns & Co. Inc. has prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Representative with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

        For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 are filed on Form SE dated December 29, 2000. The Computational Materials consist of the pages that appear after the Form SE cover sheet.





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Item 7.  Financial Statements and Exhibits

         Information and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits:

Exhibit     Item 601(a) of Regulation S-K
Number      Exhibit No.                   Description

1           99.1                          Bear Stearns & Co. Inc. Computational
                                          Materials





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                             SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     RESIDENTIAL ASSET MORTGAGE
                     PRODUCTS, INC.



                     By:    /s/ Patricia C. Taylor
                            Patricia C. Taylor
                            Vice President



Dated:  December 29, 2000




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                               Exhibit Index



               Item 601(a)         Sequentially
Exhibit        of Regulation S-K   Numbered
Number         Exhibit No.         Description                      Page

1              99.1                Computational Materials     Filed Manually



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